UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2019

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE
Preferred shares — Series A	NBR.PRA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information disclosed under the introduction to, and section A. of, Item 5.07 below is incorporated into this Item 5.02 in its entirety.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The annual general meeting of shareholders (the “Annual Meeting”) of Nabors Industries Ltd. (the “Company”) was held on June 4, 2019.  Holders of 367,998,364 shares, representing 88.5% of our outstanding shares of common stock entitled to vote as of the record date for the Annual Meeting, participated in person or by proxy.

As explained in our proxy statement relating to the Annual Meeting:

•                  In accordance with the Company’s Bye-Laws, directors are elected by a plurality of the votes cast.  However, the Company has adopted a policy requiring that, in the event a nominee does not receive the affirmative vote of a majority of the shares voted in connection with his or her election, he or she must promptly tender his or her contingent resignation from the Board of Directors (the “Board”), which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.

•                  Approval of the other matters considered at the Annual Meeting required the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting, with abstentions having the effect of votes against a proposal and broker nonvotes being disregarded in the calculation.

The matters voted upon at the Annual Meeting were:

A.                    Election of Directors*

	Shares For	Shares Withheld	Nonvotes	Result
Tanya S. Beder	301,758,767	4,535,874	61,703,723	Elected
Anthony R. Chase	302,183,480	4,111,161	61,703,723	Elected
James R. Crane	125,309,433	180,985,208	61,703,723	Elected
John P. Kotts	161,922,080	144,372,561	61,703,723	Elected
Michael C. Linn	159,890,105	146,404,536	61,703,723	Elected
Anthony G. Petrello	301,166,364	5,128,277	61,703,723	Elected
John Yearwood	266,177,336	40,117,305	61,703,723	Elected

*All directors other than Mr. Crane were elected by a majority of shares voted. Mr. Crane was elected by a plurality of shares voted, and promptly tendered his contingent resignation in accordance with the policy adopted by the Board, as set forth above. The Board has deferred a determination on whether to accept his resignation until the Board meetings scheduled for July 24-26, 2019, and will announce the results of such deliberations following such meetings.

B.                    Approval and Appointment of PricewaterhouseCoopers LLP as Our Independent Auditor and Authorization for the Audit Committee To Set the Independent Auditor’s Remuneration

For	356,107,641
Against	11,409,295
Abstain	481,428

RESULT:  Approved (96.8% For)

C.                    Advisory Vote on Compensation of Named Executive Officers

For	144,899,556
Against	160,770,433
Abstain	518,084
Nonvotes	61,703,723

RESULT:  Not Approved (47.3% For)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: June 7, 2019	By:	/s/Mark D. Andrews
Mark D. Andrews
Corporate Secretary